Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Energy XXI (Bermuda) Limited of our report dated September 24, 2007 relating to the consolidated financial statements of Energy XXI (Bermuda) Limited as of June 30, 2007 and 2006, and for the year ended June 30, 2007 and for the period from inception (July 25, 2005) through June 30, 2006.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ UHY LLP

Houston, Texas
December 27, 2007